 As filed with the Securities and Exchange Commission on September 22, 2010
Registration No. 333-159577
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________
POST-EFFECTIVE AMENDMENT
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Mountain Renewables, Inc.
(Name of small business issuer in its charter)

Nevada	3433	37-1563401
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mountain Renewables, Inc.
1772 Grape Street
Denver, Colorado 80220
 (Address and telephone number of principal executive offices and principal place of business)

Richard Giannotti, President
Mountain Renewables, Inc.
1772 Grape Street
Denver, Colorado 80220
(720) 341-8235
(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
No further sales after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Registrant is a development stage company with minimal operations and may be deemed a “Shell Company” as defined by Rule 405

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share(1) (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value[(being terminated)]	5,515,000	$0.10	$551,500	$75.00

Total Registration Fee		$0.10	$551,500	$75.00
____________________

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.
(2)	Calculated in accordance with Rule 457(g)(1). Paid previously.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Notice:  The sole purpose of this post effective amendment to the registration statement is to terminate the registration of the securities covered by this registration statement upon the effective date of this Post Effective Amendment.  Upon information and belief, approximately 300,000 shares of registered common stock of the registrant were sold pursuant to the terms of this registration statement and the Prospectus which forms a part thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, on September 22, 2010.

Mountain Renewables, Inc.

By:	/s/ Richard Giannotti
Richard Giannotti
(Principal Executive Officer) and Sole Director

By:	/s/ Richard Giannotti
Richard Giannotti
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)